Barbara B. Lucas
                                          Senior Vice President - Public Affairs
                                          410/716-2980

                                          F. Robert Hunter, III
                                          Vice President - Investor Relations
                                          410/716-3979



FOR IMMEDIATE RELEASE:    Monday, January 25, 1999

SUBJECT: Black & Decker Reports  Fourth Quarter and Full-Year  Results for 1998;
         Earns $2.63 Per Diluted Share, Excluding Non-Recurring Items, For Full Year; Reduces Net Debt by Nearly $350 Million

TOWSON, MD - The Black & Decker Corporation (NYSE:BDK) today announced that net earnings for the fourth quarter of 1998 were $91.6 million, or $1.03 per diluted share, compared to $97.0 million, or $1.00 per diluted share, for the same period of 1997. Excluding non-recurring items consisting of a $9.6 million after-tax charge ($.11 per diluted share) for restructuring under a two-year program announced in January 1998 and a $3.1 million after-tax gain ($.04 per diluted share) on the sale of a business, net earnings were $98.1 million, or $1.10 per diluted share, an increase of 10% over earnings per diluted share for the same period of 1997. Net earnings for the fourth quarter included after-tax restructuring-related expenses of $6.6 million ($.08 per diluted share). Excluding non-recurring items and restructuring-related expenses, earnings per diluted share for the quarter were $1.18.

         Sales declined in the fourth quarter of 1998 to $1.27 billion from $1.52 billion in the same period of 1997, largely as a result of business divestitures. Sales in core businesses - Power Tools and Accessories, Building Products (which includes security hardware and plumbing products), and Fastening and Assembly Systems - declined 1% compared to exceptionally strong performance in the same period last year. Excluding lower sales of cleaning and lighting products in North America, sales in core businesses increased 2%. Foreign currency translation had no effect on sales in the quarter.
                                     (more)

Page Two
         For the full year 1998, the Corporation reported a net loss, related to a write-off of goodwill and restructuring charges, of $754.8 million or $8.22 per share. Because results for the full year were a loss, the calculation of reported net earnings per share on a diluted basis excludes stock options, which, if included, would be anti-dilutive and would decrease the per-share loss. For comparative purposes, however, the dilutive effect of these options has been included for the evaluation of the Corporation's performance that follows. Excluding non-recurring items consisting of the goodwill write-off, after-tax restructuring charges, and after-tax gains on the sales of businesses, net earnings for 1998 would have been $246.0 million, or $2.63 per share on this diluted basis, compared to $227.2 million, or $2.35 per diluted share, reported for 1997. This represents a 12% increase in earnings per share. The adjusted net earnings amount for 1998 includes after-tax restructuring-related expenses of $30.2 million, or $.32 per share. Excluding non-recurring items and restructuring-related expenses, earnings per diluted share for 1998 increased to $2.95.

         For the full year 1998, sales declined to $4.56 billion from $4.94 billion in 1997. The decline was entirely related to divested businesses. Sales increased 2% excluding divested businesses and the effects of foreign currency translation, and 4% if lower sales of cleaning and lighting products in North America also are excluded.

         Nolan D. Archibald, Chairman and Chief Executive Officer, commented, "This was a year of dynamic change at Black & Decker. In addition to achieving significant progress in the strategic repositioning of our company, we achieved record sales levels in each of our core businesses. Excluding non-recurring items, earnings per diluted share rose 12% for the year to $2.63, representing six consecutive years of improvement and yielding a five-year compound annual growth rate of 22%. Despite restructuring spending, improved working capital management and lower capital expenditures helped to boost free cash flow to $188 million. The increased free cash flow, along with excellent proceeds from our divestiture program, enabled us to reduce net debt by nearly $350 million, from $1.62 billion to $1.27 billion. We also maintained operating income margin in core businesses while absorbing nearly $45 million in restructuring-related expenses.
                                     (more)

Page Three
         "Although  most of the  restructuring-related  expenses  were in  Power
Tools and Accessories, this business remained solidly profitable. Sales increased in this business, as strong growth in professional power tools and lawn and garden tools, combined with modest improvement in consumer power tools, more than compensated for flat results in accessories and a nearly $90 million decline in cleaning and lighting products. The cleaning and lighting product lines are being radically restructured as we integrate them into our power tools organization, and we expect to improve their results significantly this year. Geographically, sales and profitability improvement in Power Tools and Accessories was due largely to exceptional performance in North America.

         "Building Products achieved record sales in 1998, reporting increases in both security hardware and plumbing products operations. Higher operating income in plumbing products, associated with productivity and manufacturing improvements compared to a difficult 1997, more than offset a slight decline in security hardware associated with manufacturing inefficiencies. Fastening and Assembly Systems generated both record sales and record operating income despite strong pressure from the recession in Japan and the General Motors automotive strike in North America.

         "With respect to our strategic repositioning, we completed the first component of our plan during 1998 by divesting underperforming and non-strategic businesses. The sale of Household Products in North America and Latin America (excluding Brazil), Emhart Glass, and True Temper Sports generated aggregate net proceeds far in excess of our original projections. We also substantially completed the second component, well ahead of schedule, with the repurchase of approximately nine million shares of Black & Decker common stock during the year.

         "We have made substantial progress on the third component - the restructuring of our core businesses. We closed power tool manufacturing operations in Canada, Singapore, and Italy during 1998 and began the process of streamlining our European Power Tools and Accessories unit to create a more cost-effective, pan-European structure. Major ongoing activities to support this objective include the centralization of finance and support services and the installation of advanced supply-chain management systems. We also are in the early stages of consolidating distribution in continental Europe to improve customer service while improving inventory management and reducing transportation costs.
                                     (more)

Page Four
         "In 1999, we will continue to pursue these and other restructuring projects throughout the company, including further rationalization of North
American manufacturing and distribution operations for which we booked a restructuring charge in the fourth quarter of 1998. Based on our progress to date, total restructuring charges over the duration of the program are likely to be significantly less than the $250 million projected at the outset. We still expect, however, to achieve annual savings of approximately $100 million, as originally planned."

         This release includes forward-looking  statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. By their nature, all forward-looking statements involve risks and uncertainties. For a more detailed discussion of the risks and uncertainties that may affect Black & Decker's operating and financial results and its ability to achieve the financial objectives discussed in this press release, interested parties should review Black & Decker's reports filed with the Securities and Exchange Commission, including the Current Report on Form 8-K, to be filed January 26, 1999.

         Black & Decker is a leading global manufacturer and marketer of power tools, hardware, and building products used in and around the home and for commercial applications.
                                      * * *

               THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF EARNINGS
                (Dollars in Millions Except Per Share Amounts)


                                                      Year Ended
                                       ---------------------------------------
                                        December 31, 1998    December 31, 1997
                                       ------------------   ------------------

SALES                                  $          4,559.9   $          4,940.5
    Cost of goods sold                            2,951.0              3,169.2
    Selling, general, and
       administrative expenses                    1,124.9              1,282.0
    Write-off of goodwill                           900.0                  -
    Restructuring and exit costs                    164.7                  -
    Gain on sale of businesses                      114.5                  -
                                       ------------------   ------------------
OPERATING INCOME (LOSS)                            (466.2)               489.3
    Interest expense
       (net of interest income)                     114.4                124.6
    Other expense                                     7.7                 15.2
                                       ------------------   ------------------
EARNINGS (LOSS) BEFORE INCOME TAXES                (588.3)               349.5
    Income taxes                                    166.5                122.3
                                       ------------------   ------------------
NET EARNINGS (LOSS)                    $           (754.8)  $            227.2
                                       ==================   ==================



NET EARNINGS (LOSS) PER COMMON
    SHARE - BASIC                      $            (8.22)  $             2.40
                                       ==================   ==================

Shares Used in Computing Basic
    Earnings Per Share (in Millions)                 91.8                 94.6
                                       ==================   ==================



NET EARNINGS (LOSS) PER COMMON
    SHARE - ASSUMING DILUTION          $            (8.22)  $             2.35
                                       ==================   ==================

Shares Used in Computing Diluted
    Earnings Per Share (in Millions)                 91.8                 96.5
                                       ==================   ==================

              THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF EARNINGS
                (Dollars in Millions Except Per Share Amounts)


                                                  Three Months Ended
                                       ---------------------------------------
                                        December 31, 1998    December 31, 1997
                                       ------------------   ------------------

SALES                                  $          1,274.2   $          1,518.4
    Cost of goods sold                              811.8                968.0
    Selling, general, and
       administrative expenses                      289.4                365.4
    Restructuring and exit costs                     10.5                  -
    Gain on sale of businesses                       51.1                  -
                                       ------------------   ------------------
OPERATING INCOME                                    213.6                185.0
    Interest expense
       (net of interest income)                      27.1                 30.7
    Other expense                                     1.5                  5.1
                                       ------------------   ------------------
EARNINGS BEFORE INCOME TAXES                        185.0                149.2
    Income taxes                                     93.4                 52.2
                                       ------------------   ------------------
NET EARNINGS                           $             91.6   $             97.0
                                       ==================   ==================



NET EARNINGS PER COMMON
    SHARE - BASIC                      $             1.05   $             1.02
                                       ==================   ==================

Shares Used in Computing Basic
    Earnings Per Share (in Millions)                 87.3                 94.8
                                       ==================   ==================



NET EARNINGS PER COMMON
    SHARE - ASSUMING DILUTION          $             1.03   $             1.00
                                       ==================   ==================

Shares Used in Computing Diluted
    Earnings Per Share (in Millions)                 88.9                 96.9
                                       ==================   ==================

                THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEET
                             (Millions of Dollars)


                                       December 31, 1998    December 31, 1997
                                       ------------------   ------------------

ASSETS
Cash and cash equivalents              $             87.9   $            246.8
Trade receivables                                   792.4                931.4
Inventories                                         636.9                774.7
Other current assets                                234.6                125.9
                                       ------------------   ------------------
      TOTAL CURRENT ASSETS                        1,751.8              2,078.8
                                       ------------------   ------------------

PROPERTY, PLANT, AND EQUIPMENT                      727.6                915.1
GOODWILL                                            768.7              1,877.3
OTHER ASSETS                                        604.4                489.5
                                       ------------------   ------------------
                                       $          3,852.5   $          5,360.7
                                       ==================   ==================

LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term borrowings                  $            152.5   $            178.3
Current maturities of long-term debt                 59.2                 60.5
Trade accounts payable                              348.8                372.0
Other accrued liabilities                           814.2                761.8
                                       ------------------   ------------------
      TOTAL CURRENT LIABILITIES                   1,374.7              1,372.6
                                       ------------------   ------------------

LONG-TERM DEBT                                    1,148.9              1,623.7
DEFERRED INCOME TAXES                               279.9                 57.7
POSTRETIREMENT BENEFITS                             263.5                304.2
OTHER LONG-TERM LIABILITIES                         211.5                211.1
STOCKHOLDERS' EQUITY                                574.0              1,791.4
                                       ------------------   ------------------
                                       $          3,852.5   $          5,360.7
                                       ==================   ==================

                THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
                 SUPPLEMENTAL EARNINGS INFORMATION (Unaudited)
                         YEAR ENDED DECEMBER 31, 1998
                (Dollars in Millions Except Per Share Amounts)


                                               Less:         Less:
                                               Non-     Restructuring-
                                     As      Recurring     Related       As
                                  Reported     Items        Costs     Adjusted
                                  --------   --------    ----------   --------
SALES                             $4,559.9                            $4,559.9
   Cost of goods sold              2,951.0               $    (32.8)   2,918.2
   Selling, general, and
     administrative expenses       1,124.9                    (11.6)   1,113.3
   Write-off of goodwill             900.0   $ (900.0)          -          -
   Restructuring and exit costs      164.7     (164.7)          -          -
   Gain on sale of businesses        114.5     (114.5)          -          -
                                  --------   --------    ----------   --------
OPERATING INCOME (LOSS)             (466.2)     950.2          44.4      528.4
   Interest and other expenses       122.1        -             -        122.1
                                  --------   --------    ----------   --------
EARNINGS (LOSS) BEFORE
  INCOME TAXES                      (588.3)     950.2          44.4      406.3
   Income taxes                      166.5      (50.6)(A)      14.2      130.1
                                  --------   --------    ----------   --------
NET EARNINGS (LOSS)               $ (754.8)  $1,000.8    $     30.2   $  276.2
                                  ========   ========    ==========   ========


Shares Used in Computing
   Diluted Earnings Per
   Share (in Millions) (B)            91.8                     93.5       93.5
                                  ========               ==========   ========

NET EARNINGS (LOSS) PER COMMON
   SHARE - ASSUMING DILUTION      $  (8.22)              $     0.32   $   2.95
                                  ========               ==========   ========




-----------------------------------------------

(A) Adjustment represents net tax effect of gain on sale of businesses and restructuring and exit costs.

(B) Option conversion is anti-dilutive due to the loss reported for the year. Excluding the goodwill write-off, restructuring charge, gain on sale of businesses, and restructuring-related costs, results for the year would have been positive. Accordingly, 1.7 million shares have been added to the diluted share count on an "as adjusted" basis.

               THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
                 SUPPLEMENTAL EARNINGS INFORMATION (Unaudited)
                     THREE MONTHS ENDED DECEMBER 31, 1998
                (Dollars in Millions Except Per Share Amounts)



                                               Less:         Less:
                                               Non-     Restructuring-
                                     As      Recurring     Related       As
                                  Reported     Items        Costs     Adjusted
                                  --------   --------    ----------   --------


SALES                             $1,274.2                            $1,274.2
   Cost of goods sold                811.8               $     (6.3)     805.5
   Selling, general, and
     administrative expenses         289.4                     (3.4)     286.0
   Restructuring and exit costs       10.5   $  (10.5)          -          -
   Gain on sale of businesses         51.1      (51.1)          -          -
                                  --------   --------    ----------   --------
OPERATING INCOME                     213.6      (40.6)          9.7      182.7
   Interest and other expenses        28.6        -             -         28.6
                                  --------   --------    ----------   --------
EARNINGS BEFORE INCOME TAXES         185.0      (40.6)          9.7      154.1
   Income taxes                       93.4      (47.1)(A)       3.1       49.4
                                  --------   --------    ----------   --------
NET EARNINGS                      $   91.6   $    6.5    $      6.6   $  104.7
                                  ========   ========    ==========   ========


Shares Used in Computing
   Diluted Earnings Per
   Share (in Millions)                88.9       88.9          88.9       88.9
                                  ========   ========    ==========   ========

NET EARNINGS PER COMMON
   SHARE - ASSUMING DILUTION      $   1.03   $   0.07    $     0.08   $   1.18
                                  ========   ========    ==========   ========




-------------------------------------------------

(A) Adjustment represents net tax effect of gain on sale of businesses and restructuring and exit costs.

Supplemental Information About Business Segments (Unaudited)
(Millions of Dollars)
                                          Reportable Business Segments
                                  --------------------------------------------
                                    Power                  Fastening
                                    Tools                     &
Year Ended                            &        Building    Assembly
December 31, 1998                Accessories   Products     Systems     Total
------------------------------------------------------------------------------
Sales to unaffiliated customers    $2,946.4    $  851.1    $  463.0   $4,260.5
Segment profit (loss) (for
   Consolidated,  operating
   income before restructuring
   and exit costs, write-off of
   goodwill, and gain on sale
   of businesses)                     293.4       125.2        76.6      495.2
Depreciation and amortization          88.2        27.1        13.4      128.7
Capital expenditures                   79.1        36.5        16.2      131.8

Year Ended
December 31, 1997
------------------------------------------------------------------------------
Sales to unaffiliated customers $2,936.4 $ 804.8 $ 451.3 $4,192.5 Segment profit (loss) (for
 Consolidated, operating income)      290.7       121.3        69.7      481.7
Depreciation and amortization          87.5        24.7        11.9      124.1
Capital expenditures                  113.2        47.3        15.4      175.9

Three Months Ended
December 31, 1998
------------------------------------------------------------------------------
Sales to unaffiliated customers $ 922.3 $ 230.6 $ 118.8 $1,271.7 Segment profit (loss) (for
   Consolidated,  operating
   income before restructuring
   and exit costs, write-off of
   goodwill, and gain on sale
   of businesses)                     121.4        36.6        18.8      176.8
Depreciation and amortization          22.9         7.4         3.2       33.5
Capital expenditures                   33.1        13.3         5.4       51.8

Three Months Ended
December 31, 1997
------------------------------------------------------------------------------
Sales to unaffiliated customers $ 954.0 $ 216.8 $ 114.9 $1,285.7 Segment profit (loss) (for
 Consolidated, operating income)      121.6        35.3        16.3      173.2
Depreciation and amortization          21.3         5.8         2.6       29.7
Capital expenditures                   33.6        22.6         8.6       64.8

Supplemental Information About Business Segments (Unaudited)
(Millions of Dollars)


                                                          Corporate,
                                               Currency  Adjustments,
Year Ended                           All     Translation     &        Consoli-
December 31, 1998                  Others    Adjustments Eliminations  dated
------------------------------------------------------------------------------
Sales to unaffiliated customers $ 333.6 $ (34.2) $ -- $4,559.9 Segment profit (loss) (for
   Consolidated,  operating
   income before restructuring
   and exit costs, write-off of
   goodwill, and gain on sale
   of businesses)                      16.5        (4.4)      (23.3)     484.0
Depreciation and amortization           --         (1.1)       27.6      155.2
Capital expenditures                   13.3        (1.1)        2.0      146.0

Year Ended
December 31, 1997
------------------------------------------------------------------------------
Sales to unaffiliated customers $ 718.1 $ 29.9 $ -- $4,940.5 Segment profit (loss) (for
 Consolidated, operating income)       61.7        (2.3)      (51.8)     489.3
Depreciation and amortization          24.4         (.3)       66.0      214.2
Capital expenditures                   25.3         (.2)        2.1      203.1

Three Months Ended
December 31, 1998
------------------------------------------------------------------------------
Sales to unaffiliated customers $ -- $ 2.5 $ -- $1,274.2 Segment profit (loss) (for
   Consolidated,  operating
   income before restructuring
   and exit costs, write-off of
   goodwill, and gain on sale
   of businesses)                       --           .1        (3.9)     173.0
Depreciation and amortization           --           --         7.2       40.7
Capital expenditures                     .2          --         1.6       53.6

Three Months Ended
December 31, 1997
------------------------------------------------------------------------------
Sales to unaffiliated customers $ 233.0 $ (.3) $ -- $1,518.4 Segment profit (loss) (for
 Consolidated, operating income)       29.6        (1.2)      (16.6)     185.0
Depreciation and amortization           5.3         (.2)       16.3       51.1
Capital expenditures                    5.8         (.1)         .4       70.9

     The reconciliation of segment profit to the Corporation's earnings (loss) before income taxes for each year, in millions of dollars, is as follows:

                                                                  Year
                                                            Ended December 31,
                                                               1998      1997
------------------------------------------------------------------------------
Segment profit for total reportable business segments      $  495.2  $  481.7
Segment profit for all other businesses                        16.5      61.7
Items excluded from segment profit:
  Adjustment of budgeted foreign exchange rates to
    actual rates                                               (4.4)     (2.3)
  Depreciation of Corporate property and amortization
    of goodwill                                               (27.6)    (66.0)
  Adjustment to businesses' postretirement benefit
    expenses booked in consolidation                           24.4      23.8
  Adjustment to eliminate net interest and non-operating
    expenses from results of certain operations in Brazil,
    Mexico, Venezuela, and Turkey                               5.7       3.6
  Other adjustments booked in consolidation directly
    related to reportable business segments                   (20.4)    (17.6)
Amounts allocated to businesses in arriving at segment
  profit in excess of (less than) Corporate center
  operating expenses, eliminations, and other amounts
  identified above                                             (5.4)      4.4
------------------------------------------------------------------------------
Operating income before restructuring and exit costs,
  write-off of goodwill, and gain on sale of businesses       484.0     489.3
Restructuring and exit costs                                  164.7       --
Write-off of goodwill                                         900.0       --
Gain on sale of businesses                                    114.5       --
------------------------------------------------------------------------------
  Operating income (loss)                                    (466.2)    489.3
Interest expense, net of interest income                      114.4     124.6
Other expense                                                   7.7      15.2
------------------------------------------------------------------------------
  Earnings (loss) before taxes                             $ (588.3) $  349.5
==============================================================================

                                                               Three Months
                                                            Ended December 31,
                                                               1998      1997
------------------------------------------------------------------------------
Segment profit for total reportable business segments      $  176.8  $  173.2
Segment profit for all other businesses                         --       29.6
Items excluded from segment profit:
  Adjustment of budgeted foreign exchange rates to
    actual rates                                                 .1      (1.2)
  Depreciation of Corporate property and amortization
    of goodwill                                                (7.2)    (16.3)
  Adjustment to businesses' postretirement benefit
    expenses booked in consolidation                            (.3)      (.6)
  Adjustment to eliminate net interest and non-operating
    expenses from results of certain operations in Brazil,
    Mexico, Venezuela, and Turkey                               1.5       2.2
  Other adjustments booked in consolidation directly
    related to reportable business segments                    (1.7)      (.1)
Amounts allocated to businesses in arriving at segment
  profit in excess of (less than) Corporate center
  operating expenses, eliminations, and other amounts
  identified above                                             (3.8)     (1.8)
------------------------------------------------------------------------------
Operating income before restructuring and exit costs,
  write-off of goodwill, and gain on sale of businesses       173.0     185.0
Restructuring and exit costs                                   10.5       --
Write-off of goodwill                                           --        --
Gain on sale of businesses                                     51.1       --
------------------------------------------------------------------------------
  Operating income (loss)                                     213.6     185.0
Interest expense, net of interest income                       27.1      30.7
Other expense                                                   1.5       5.1
------------------------------------------------------------------------------
  Earnings (loss) before taxes                             $  185.0  $  149.2
==============================================================================

Basis of Presentation:
     The Corporation operates in three reportable business segments: Power Tools and Accessories, Building Products, and Fastening and Assembly Systems. The Power Tools and Accessories segment has worldwide responsibility for the manufacture and sale of consumer and professional power tools and accessories, cleaning and lighting products, and electric lawn and garden tools as well as for product service. In addition, the Power Tools and Accessories segment has responsibility for the sale of plumbing products to customers outside North America and for sales of the retained household products business. The Building Products segment has worldwide responsibility for the manufacture and sale of security hardware and for the manufacture of plumbing products as well as responsibility for the sale of plumbing products to customers in North America. The Fastening and Assembly Systems segment has worldwide responsibility for the manufacture and sale of fastening and assembly systems.
     The Corporation also operated several businesses that do not constitute reportable business segments. These businesses included the manufacture and sale of glass container-forming and inspection equipment, as well as recreational and household products. During 1998, the Corporation completed the sale or recapitalization of its glass container-forming and inspection equipment business, Emhart Glass; its recreational products business, True Temper Sports; and its household products business (excluding certain assets associated with the Corporation's cleaning and lighting products) in North America, Latin America (excluding Brazil), and Australia. Because True Temper Sports, Emhart Glass, and the household products business in North America, Latin America, and Australia are not treated as discontinued operations under generally accepted accounting principles, they remain a part of the Corporation's reported results from continuing operations, and the results of operations and financial positions of these businesses have been included in the consolidated financial statements through the dates of consummation of the respective transactions. Amounts relating to these businesses are included in the segment table above under the caption "All Others". The results of the household products business included under the caption "All Others" are based upon certain assumptions and allocations. The household products businesses sold during 1998 were jointly operated with the cleaning and lighting products businesses retained by the Corporation. Further, the Corporation's divested household products businesses in Australia and Latin America (excluding Brazil) were operated jointly with the Corporation's power tools and accessories businesses. Accordingly, the results of the household products businesses included in the segment table under the caption "All Others" were determined using certain assumptions and allocations that the Corporation believes are reasonable under the circumstances.
     The Corporation assesses the performance of its reportable business segments based upon a number of factors, including segment profit. In general, segments follow the same accounting policies as those described in Note 1 of the Corporation's Annual Report on Form 10-K for the year ended December 31, 1997, as updated through the Corporation's Quarterly Reports on Form 10-Q during the year ended December 31, 1998, except with respect to foreign currency translation and except as further indicated below. The financial statements of a segment's operating units located outside the United States, except those units operating in highly inflationary economies, are measured using the local currency as the functional currency. For these units located outside the United States, segment assets and elements of segment profit are translated using budgeted rates of exchange. Budgeted rates of exchange are established annually, and once established all prior period segment data is restated to reflect the newly established budgeted rates of exchange. The amounts included in the segment table above under the captions "Reportable Business Segments", "All Other", and "Corporate, Adjustments, & Eliminations" are reflected at the Corporation's current budgeted exchange rates. The amounts included in the segment table above under the caption "Currency Translation Adjustments" represent the difference between consolidated amounts determined using budgeted rates of exchange and those determined based upon the rates of exchange applicable under accounting principles generally accepted in the United States.
     Segment profit excludes interest income and expense, non-operating income and expense, goodwill amortization, adjustments to eliminate intercompany profit in inventory, and income tax expense. In addition, segment profit excludes restructuring and exit costs and, for 1998, the write-off of goodwill and gain on sale of businesses. For certain operations located in Brazil, Mexico, Venezuela, and Turkey, segment profit is reduced by net interest expense and non-operating expenses. In determining segment profit, expenses relating to pension and other postretirement benefits are based solely upon estimated service costs. Corporate expenses are allocated to each segment based upon budgeted amounts. No corporate expenses have been allocated to divested businesses. While sales and transfers between segments are accounted for at cost plus a reasonable profit, the effects of intersegment sales are excluded from the computation of segment profit. Intercompany profit in inventory is excluded from segment assets and is recognized as a reduction of cost of sales by the selling segment when the related inventory is sold to an unaffiliated customer. Because the Corporation compensates the management of its various businesses on, among other factors, segment profit, the Corporation may elect to record certain segment-related income or expense items of an unusual or nonrecurring nature in consolidation rather than reflect such items in segment profit. In addition, certain segment-related items of income or expense may be recorded in consolidation in one period and transferred to the Corporation's various segments in a later period.